As filed with the Securities and Exchange Commission on January 16, 1997


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8


                             Registration Statement
                                    Under the
                             Securities Act of 1933


                               WasteMasters, Inc.
               (Exact Name of Issuer as Specified in Its Charter)


         Maryland                             52-1507818
 (State of Incorporation)                (I.R.S. Employer ID No.)

      11940 Coman Road, Waldron, Michigan 49288, Telephone: (517) 286-6555
          (Address and Telephone Number of Principal Executive Offices)

          1996 Employee, Consultant and Advisor Stock Compensation Plan
                            (Full Title of the Plan)



                               Agent for Service:
                             Mr. Richard D. Masters
                     President and Chief Executive Officer
                               WasteMasters, Inc.
                                11940 Coman Road
                            Waldron, Michigan 49288
                           Telephone: (517) 286-6555
                               -----------------

                        CALCULATION OF REGISTRATION FEE

                                       Proposed Maximum  Proposed Maximum
Title of Securities    Amount to be     Offering Price      Aggregate          Amount of
 to be Registered       Registered        per Share*      Offering Price*   Registration Fee
Common Stock        1,295,000 shares**     $0.3220          $ 416,990           $143.79

* Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee and based upon the closing price of the Common Stock as reported through The NASDAQ SmallCap Market on January 14, 1997.

** Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock to be offered and sold pursuant to the antidilution provisions of the 1996 Employee, Consultant and Advisor Stock Compensation Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        This Registration Statement on Form S-8 is being filed solely to register additional securities. In accordance with General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company's registration statement on Form S-8 (No. 333-10723), originally filed with the Securities and Exchange Commission on August 23, 1996, relating to the 1996 Employee, Consultant and Advisor Stock Compensation Plan except for items that are restated in this Registration Statement.

        Item 5.  Interests of Named Experts and Counsel.

        Counsel for the Company, Patton Boggs, L.L.P., Washington, D.C. and Baltimore, Maryland, has rendered an opinion to the effect that the Common Stock offered hereby, if and when issued in accordance with the Plan, will have been validly issued, fully paid and nonassessable. Certain lawyers in Patton Boggs, L.L.P. beneficially own approximately 13,304 shares of the Company's Common Stock. As of January 14, 1997, Patton Boggs, L.L.P. beneficially owns 814,000 shares of the Company's Common Stock. As of January 14, 1997, Patton Boggs, L.L.P. was owed approximately $445,000.00 for legal services rendered and disbursements incurred on behalf of the Company and its affiliates. Patton Boggs, L.L.P. expects that it may be offered shares registered under this Registration Statement in payment of the Company's obligations to the firm.

        Item 8.  Exhibits.

        The Exhibits to this Registration Statement are listed in the Exhibit Index, which is incorporated herein by this reference.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Waldron, State of Michigan, on the 15th day of January 1997.

                              WasteMasters, Inc.

                              By:
                                  Richard D. Masters
                                  President & Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                   Title                           Date
                                    President & Chief                  January 15, 1997
--------------------------          Executive Officer and
Richard D. Masters                  Director (Principal Executive
                                    and  Financial Officer)


                                    Director                           January 15, 1997
--------------------------
Julius W. Basham, III


                                    Director                           January 15, 1997
--------------------------
A. Leon Blaser


                                    Director                           January 15, 1997
--------------------------
Robert E. Fahey


--------------------------          Director                           January 15, 1997
Ronald W. Pickett


--------------------------          Director                           January 15, 1997
Paul Williamson

                                 EXHIBIT INDEX


Exhibit
Number                      Identification

 4.1 WasteMasters, Inc. 1996 Employee, Consultant and Advisor Stock Compensation Plan

 4.2 Form of Stock Payment Agreement under 1996 Employee, Consultant and Advisor Stock Compensation Plan (incorporated by reference to Exhibit
          4.2 to the Registration Statement on Form S-8 of the Company filed on August 23, 1996, Registration No. 333-10723)

 5        Opinion regarding Legality

 23.1 Consent of Turner, Jones & Associates, P.C. to the use of its opinion included in the Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 1995

 23.2 Consent of Patton Boggs, L.L.P. to the filing of its opinion with respect to the legality of the securities being registered (included in Exhibit No. 5)







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